                                                                     EXHIBIT 3.1

                         AMENDED AND RESTATED AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

ARTICLE I-ORGANIZATIONAL MATTERS                              1
    1.1  FORMATION AND CONTINUATION ......................    1
    1.2  NAME ............................................    1
    1.3  REGISTERED OFFICE; PRINCIPAL OFFICE .............    2
    1.4  POWER OF ATTORNEY ...............................    2
    1.5  TERM ............................................    3
    1.6  POSSIBLE RESTRICTIONS ON TRANSFER ...............    3

ARTICLE II-DEFINITIONS ...................................    3
    "ADDITIONAL LIMITED PARTNER" .........................    3
    "ADJUSTED CAPITAL ACCOUNT" ...........................    3
    "ADJUSTED PROPERTY" ..................................    4
    "ADMINISTRATIVE SERVICES AGREEMENT" ..................    4
    "AFFILIATE" ..........................................    4
    "AGREED ALLOCATION" ..................................    4
    "AGREED VALUE" .......................................    4
    "AGREEMENT" ..........................................    5
    "ARBITRATOR" .........................................    5
    "AUDIT COMMITTEE" ....................................    5
    "AUTHORIZED OFFICER" .................................    5
    "AVAILABLE CASH" .....................................    5
    "BOOK-TAX DISPARITY" .................................    6
    "BUSINESS DAY" .......................................    6
    "CAPITAL ACCOUNT" ....................................    6
    "CAPITAL CONTRIBUTION" ...............................    6
    "CARRYING VALUE" .....................................    6
    "CERTIFICATE OF LIMITED PARTNERSHIP" .................    6
    "CLOSING DATE" .......................................    6
    "CODE" ...............................................    6
    "COMMON UNIT" ........................................    7
    "CONTRIBUTED PROPERTY" ...............................    7
    "CONVEYANCE AGREEMENT" ...............................    7
    "CREDIT AGREEMENT" ...................................    7
    "CURATIVE ALLOCATION" ................................    7
    "DELAWARE ACT" .......................................    7
    "DEPARTING PARTNER" ..................................    7
    "ECONOMIC RISK OF LOSS" ..............................    7
    "ENRON" ..............................................    7
    "EVENT OF WITHDRAWAL" ................................    7
    "GENERAL PARTNERS" ...................................    7
    "GENERAL PARTNER PERCENTAGE INTEREST" ................    7
    "INDEMNITTEE" ........................................    7
    "INDEMNITY AGREEMENT" ................................    8
    "INITIAL LIMITED PARTNERS" ...........................    8
    "INITIAL SUBSTITUTED LIMITED PARTNER" ................    8
    "LIMITED PARTNER" ....................................    8
    "LIQUIDATION DATE" ...................................    8
    "LIQUIDATOR" .........................................    8
    "MERGER AGREEMENT" ...................................    8
    "MLP" ................................................    8
    "MLP AGREEMENT" ......................................    8
    "NBPL CAPITAL PROJECT" ...............................    8

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
    "NBPL MANAGEMENT COMMITTEE" ..........................    8
    "NET AGREED VALUE" ...................................    8
    "NET INCOME" .........................................    9
    "NET LOSS" ...........................................    9
    "NET TERMINATION GAIN" ...............................    9
    "NET TERMINATION LOSS" ...............................    9
    "NONRECOURSE BUILT-IN GAIN" ..........................   10
    "NONRECOURSE DEDUCTIONS" .............................   10
    "NONRECOURSE LIABILITY" ..............................   10
    "NORTHERN BORDER PIPELINE" ...........................   10
    "NORTHERN BORDER PIPELINE PARTNERSHIP AGREEMENT" .....   10
    "NORTHERN PLAINS" ....................................   10
    "NORTHWEST BORDER" ...................................   10
    "OPINION OF COUNSEL" .................................   10
    "ORGANIZATIONAL LIMITED PARTNER" .....................   10
    "PAN BORDER" .........................................   10
    "PANHANDLE" ..........................................   10
    "PARTNER NONRECOURSE DEBT" ...........................   10
    "PARTNER NONRECOURSE DEBT MINIMUM GAIN" ..............   10
    "PARTNER NONRECOURSE DEDUCTIONS" .....................   11
    "PARTNERS" ...........................................   11
    "PARTNERSHIP" ........................................   11
    "PARTNERSHIP INTEREST" ...............................   11
    "PARTNERSHIP MINIMUM GAIN" ...........................   11
    "PARTNERSHIP POLICY COMMITTEE" .......................   11
    "PERCENTAGE INTEREST" ................................   11
    "PERSON" .............................................   11
    "RECAPTURE INCOME" ...................................   11
    "REGISTRATION STATEMENT" .............................   11
    "REQUIRED ALLOCATIONS" ...............................   11
    "RESIDUAL GAIN" ......................................   11
    "RESIDUAL LOSS" ......................................   11
    "SECURITIES ACT" .....................................   11
    "SPECIAL APPROVAL" ...................................   12
    "SUBSTITUTED LIMITED PARTNER" ........................   12
    "SURVIVING BUSINESS ENTITY" ..........................   12
    "UNDERWRITER" ........................................   12
    "UNDERWRITING AGREEMENT" .............................   12
    "UNREALIZED GAIN" ....................................   12
    "UNREALIZED LOSS" ....................................   12
    "WILLIAMS" ...........................................   12
    "WITHDRAWAL OPINION OF COUNSEL" ......................   12

ARTICLE III-PURPOSE ......................................   12
    3.1  PURPOSE AND BUSINESS ............................   12
    3.2  POWERS ..........................................   13

ARTICLE IV-CAPITAL CONTRIBUTIONS .........................   13
    4.1  CONTRIBUTIONS BY THE GENERAL PARTNERS ...........   13
    4.2  ADDITIONAL CAPITAL CONTRIBUTIONS ................   13
    4.3  NO PREEMPTIVE RIGHTS ............................   13
    4.4  CAPITAL ACCOUNTS ................................   14
    4.5  INTEREST ........................................   16
    4.6  NO WITHDRAWAL ...................................   16

    4.7  LOANS FROM PARTNERS ......................................................................   16

ARTICLE V-ALLOCATIONS AND DISTRIBUTIONS ...........................................................   16
    5.1  ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES .................................................   16
         (a)  Net Income ..........................................................................   16
         (b)  Net Losses ..........................................................................   17
         (c)  Net Termination Gains and Losses ....................................................   17
         (d)  Special Allocations .................................................................   18
              (i)       Partnership Minimum Gain Chargeback .......................................   18
              (ii)      Chargeback of Partner Nonrecourse Debt Minimum Gain .......................   18
              (iii)     Qualified Income Offset ...................................................   18
              (iv)      Gross Income Allocations ..................................................   18
              (v)       Nonrecourse Deductions ....................................................   19
              (vi)      Partner Nonrecourse Deductions ............................................   19
              (vii)     Nonrecourse Liabilities ...................................................   19
              (viii)    Code Section 754 Adjustments ..............................................   19
              (ix)      Curative Allocation .......................................................   19
    5.2  ALLOCATIONS FOR TAX PURPOSES .............................................................   20
    5.3  REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS ........................................   22

ARTICLE VI-MANAGEMENT AND OPERATION OF BUSINESS ...................................................   22
    6.1  PARTNERSHIP POLICY COMMITTEE .............................................................   22
    6.2  MANAGEMENT ...............................................................................   24
    6.3  CERTIFICATE OF LIMITED PARTNERSHIP .......................................................   26
    6.4  RESTRICTIONS ON THE PARTNERSHIP POLICY COMMITTEE'S AUTHORITY .............................   26
    6.5  REIMBURSEMENT OF THE GENERAL PARTNERS, THE MEMBERS OF THE PARTNERSHIP
         POLICY COMMITTEE AND THE PARTNERSHIP'S REPRESENTATIVES ON THE NBPL
         MANAGEMENT COMMITTEE .....................................................................   27
    6.6  OUTSIDE ACTIVITIES .......................................................................   28
    6.7  LOANS TO AND FROM THE GENERAL PARTNERS; CONTRACTS WITH AFFILIATES ........................   28
    6.8  INDEMNIFICATION ..........................................................................   30
    6.9  LIABILITY OF INDEMNITEES .................................................................   31
   6.10  RESOLUTION OF CONFLICTS OF INTEREST ......................................................   32
   6.11  OTHER MATTERS CONCERNING THE GENERAL PARTNERS AND THE PARTNERSHIP POLICY COMMITTEE .......   33
   6.12  TITLE TO PARTNERSHIP ASSETS ..............................................................   34
   6.13  SPECIAL PROVISIONS REGARDING PARTNERSHIP'S INTEREST IN NORTHERN BORDER PIPELINE ..........   34
   6.14  RELIANCE BY THIRD PARTIES ................................................................   35

ARTICLE VII-RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS ............................................   35
    7.1  LIMITATION OF LIABILITY ..................................................................   35
    7.2  MANAGEMENT OF BUSINESS ...................................................................   35
    7.3  RETURN OF CAPITAL ........................................................................   36
    7.4  RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP ...................................   36

ARTICLE VIII-BOOKS, RECORDS, ACCOUNTING AND REPORTS ...............................................   37
    8.1  RECORDS AND ACCOUNTING ...................................................................   37
    8.2  FISCAL YEAR ..............................................................................   37

ARTICLE IX-TAX MATTERS ............................................................................   37
    9.1  PREPARATION OF TAX RETURNS ...............................................................   37
    9.2  TAX ELECTIONS ............................................................................   37
    9.3  TAX CONTROVERSIES ........................................................................   37

    9.4  ORGANIZATIONAL EXPENSES ..................................................................   37
    9.5  WITHHOLDING ..............................................................................   38
    9.6  OPINIONS OF COUNSEL ......................................................................   38

ARTICLE X-TRANSFER OF INTERESTS ...................................................................   38
   10.1  TRANSFER .................................................................................   38
   10.2  TRANSFER OF A GENERAL PARTNER'S PARTNERSHIP INTEREST .....................................   38
   10.3  TRANSFER OF THE LIMITED PARTNER'S PARTNERSHIP INTEREST ...................................   38

ARTICLE XI-ADMISSION OF PARTNERS ..................................................................   39
   11.1  ADMISSION OF INITIAL LIMITED PARTNERS AND INITIAL SUBSTITUTED LIMITED PARTNER ............   39
   11.2  ADMISSION OF SUBSTITUTED LIMITED PARTNER .................................................   39
   11.3  ADMISSION OF SUCCESSOR GENERAL PARTNER ...................................................   39
   11.4  ADMISSION OF ADDITIONAL LIMITED PARTNERS .................................................   39
   11.5  AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP ............................   40

ARTICLE XII-WITHDRAWAL OR REMOVAL OF PARTNERS .....................................................   40
   12.1  WITHDRAWAL OF A GENERAL PARTNER ..........................................................   40
   12.2  REMOVAL OF A GENERAL PARTNER .............................................................   41
   12.3  INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER ..............................   42
   12.4  REIMBURSEMENT OF DEPARTING PARTNER .......................................................   42
   12.5  WITHDRAWAL OF THE LIMITED PARTNER ........................................................   42

ARTICLE XIII-DISSOLUTION AND LIQUIDATION ..........................................................   42
   13.1  DISSOLUTION ..............................................................................   42
   13.2  CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION ........................   43
   13.3  LIQUIDATION ..............................................................................   44
   13.4  DISTRIBUTIONS IN KIND ....................................................................   44
   13.5  CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP .......................................   45
   13.6  REASONABLE TIME FOR WINDING UP ...........................................................   45
   13.7  RETURN OF CAPITAL ........................................................................   45
   13.8  NO CAPITAL ACCOUNT RESTORATION ...........................................................   45
   13.9  WAIVER OF PARTITION ......................................................................   45

ARTICLE XIV-AMENDMENT OF PARTNERSHIP AGREEMENT ....................................................   45
   14.1  AMENDMENT TO BE ADOPTED SOLELY BY PARTNERSHIP POLICY COMMITTEE ...........................   45
   14.2  AMENDMENT PROCEDURES .....................................................................   46

ARTICLE XV-MERGER .................................................................................   46
   15.1  AUTHORITY ................................................................................   46
   15.2  PROCEDURE FOR MERGER OR CONSOLIDATION ....................................................   47
   15.3  APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION ..................................   47
   15.4  CERTIFICATE OF MERGER ....................................................................   48
   15.5  EFFECT OF MERGER .........................................................................   48

ARTICLE XVI-GENERAL PROVISIONS ....................................................................   48
   16.1  ADDRESSES AND NOTICES ....................................................................   48
   16.2  REFERENCES ...............................................................................   49
   16.3  PRONOUNS AND PLURALS .....................................................................   49
   16.4  FURTHER ACTION ...........................................................................   49
   16.5  BINDING EFFECT ...........................................................................   49
   16.6  INTEGRATION ..............................................................................   49
   16.7  CREDITORS ................................................................................   49
   16.8  WAIVER ...................................................................................   49

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
   16.9  COUNTERPARTS .............................................................................   49
   16.10 APPLICABLE LAW ...........................................................................   49
   16.11 INVALIDITY OF PROVISIONS .................................................................   49

            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP

      THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP, dated as of October 1, 1993, is entered into by and among Northern Plains Natural Gas Company, a Delaware corporation, Pan Border Gas Company, a Delaware corporation, and Northwest Border Pipeline Company, a Delaware corporation, each in its capacity as a General Partner and as an Initial Limited Partner, Northwest Border Pipeline Company, a Delaware corporation, in its capacity as the Organizational Limited Partner, and Northern Border Partners, L.P. a Delaware limited partnership, as the Initial
Substituted Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

      1.1 FORMATION AND CONTINUATION. (a) The General Partners and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and, together with the Initial Limited Partners and the Initial Substituted Limited Partner, hereby amend and restate the original Agreement of Limited Partnership of Northern Border Intermediate Limited Partnership in its entirety. Subject to the provisions of this Agreement, the General Partners, the Initial Limited Partners, the Initial Substituted Limited Partner and the Organizational Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

      (b) In connection with the formation of the Partnership, Northern Plains, Pan Border and Northwest Border have been admitted as general partners of the Partnership (each owning a general partner interest in the Partnership equal to its General Partner Percentage Interest), and the Organizational Limited Partner has been admitted as a limited partner of the Partnership. As of the Closing Date, after giving effect to the transactions contemplated by
Section 4.1, the limited partner interest in the Partnership of the Organizational Limited Partner shall be terminated and the Organizational Limited Partner shall withdraw as a Limited Partner of the Partnership.

      1.2 NAME. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Northern Border Intermediate Limited Partnership " The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Partnership Policy Committee. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Partnership Policy Committee in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners.

      1.3 REGISTERED OFFICE; PRINCIPAL OFFICE. Unless and until changed by the Partnership Policy Committee, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 1400 Smith Street, Houston, Texas 77002, or such other place as the Partnership Policy Committee may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Partnership Policy Committee deems necessary or appropriate.

      1.4 POWER OF ATTORNEY. (a) Each Limited Partner hereby constitutes and appoints each member of the Partnership Policy Committee and, if a Liquidator shall have been selected pursuant to Section 13.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

            (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the Partnership Policy Committee or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Partnership Policy Committee or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the Partnership Policy Committee or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
      Article X, XI, XII or XIII or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XV; and

            (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the Partnership Policy Committee or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the Partnership Policy Committee or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when the consent or approval of the Limited Partners is required by any provision of this Agreement, the Partnership Policy Committee or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary consent or approval of the Limited Partners is obtained.

Nothing contained in this Section 1.4(a) shall be construed as authorizing the Partnership Policy Committee to amend this Agreement except in accordance with
Article XIV or as may be otherwise expressly provided for in this Agreement.

      (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of a Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each Limited Partner hereby agrees to be bound by any representation made by the Partnership Policy Committee or the Liquidator acting in good faith pursuant to such power of attorney; and each Limited Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Partnership Policy Committee or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the Partnership Policy Committee or the Liquidator, within 15 days after receipt of the Partnership Policy Committee's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Partnership Policy Committee or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

      1.5 TERM. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2083, or until the earlier termination of the Partnership in accordance with the provisions of
Article XIII.

      1.6 POSSIBLE RESTRICTIONS ON TRANSFER. Notwithstanding anything to the contrary contained in this Agreement, in the event of (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary or final regulation by the Treasury Department, (c) any ruling by the Internal Revenue Service or (d) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership or Northern Border Pipeline as an association taxable as a corporation or would otherwise result in the Partnership or Northern Border Pipeline being taxed as an entity for federal income tax purposes, then, the Partnership Policy Committee may impose such restrictions on the transfer of Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership or Northern Border Pipeline from being taxed as an association taxable as a corporation or otherwise as an entity for federal income tax purposes, including, without limitation, making such amendments to this Agreement as the Partnership Policy Committee in its sole discretion may determine to be necessary or appropriate to impose such restrictions.

                                   ARTICLE II
                                  DEFINITIONS

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

            "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 11.4 and who is shown as such on the books and records of the Partnership.

            "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such

      Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1 (b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751 -1 (b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section
      5.1 (d)(i) or 5.1 (d)(ii)) The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation
      Section 1.704-1 (b)(2)(ii)(d) and shall be interpreted consistently therewith.

            "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Section 4.4(d)(i) or 4.4(d)(ii) Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 4.4(d)(i) or 4.4(d)
      (ii).

            "ADMINISTRATIVE SERVICES AGREEMENT" means that certain Administrative Services Agreement, dated the Closing Date, among NBP Services Corporation, a Delaware corporation, the Partnership and the MLP.

            "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            "AGREED ALLOCATION" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

            "AGREED VALUE" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Partnership Policy Committee using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.4(c). Subject to Section 4.4(c), the Partnership Policy Committee shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

            "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership of Northern Border Intermediate Limited Partnership, as it may be amended, supplemented or restated from time to time.

            "ARBITRATOR" has the meaning assigned to such term in Section 6.1(b)
      (iii)(A).

            "AUDIT COMMITTEE" means a committee consisting of two persons appointed by the Partnership Policy Committee who are neither officers nor employees of any General Partner or any of their Affiliates, and the same persons who serve as the Audit Committee under the MLP Agreement may serve as the Audit Committee under this Agreement.

            "AUTHORIZED OFFICER" means the Chief Executive Officer and the Chief Financial and Accounting Officer and such other officers as may be authorized from time to time by the Partnership Policy Committee to execute contracts, certificates and other instruments on behalf of the Partnership.

            "AVAILABLE CASH" means, with respect to any calendar quarter and without duplication:

                  (a)   the sum of:

                        (i) all cash receipts of the Partnership during such
                  quarter from all sources (including, without limitation, distributions of cash received by the Partnership in respect of its interest in Northern Border Pipeline), plus, in the case of the calendar quarter ending December 31, 1993, the cash balance of the Partnership as of the close of business on the Closing Date; and

                        (ii) any reduction in a reserve with respect to such
                  quarter from the level of such reserve at the end of the prior quarter;

                  (b)   less the sum of:

                        (i) all cash disbursements of the Partnership during
                  such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), capital expenditures and contributions, if any, to Northern Border Pipeline (but excluding all cash distributions to Partners and any cash disbursements with respect to which, and to the extent that, a reserve was established in a prior quarter); and

                        (ii) any reserves established with respect to such
                  quarter, and any increase in reserves established with respect to prior quarters, in such amounts as the Partnership Policy Committee determines in its reasonable discretion to be necessary or appropriate (x) to provide for the proper conduct of the business of the Partnership (including, without limitation, reserves for future capital expenditures or capital contributions to Northern Border Pipeline) or (y) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject

      Notwithstanding the foregoing, "Available Cash" with respect to any calendar quarter (A) shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after the Liquidation Date and (B) shall include any distributions of cash (to the extent such distributions are attributable to transactions and operations during such quarter) received by the Partnership in respect of its interest in Northern Border Pipeline after the end of such quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such quarter pursuant to Section 5.3.

            "BOOK-TAX DISPARITY" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

            "BUSINESS DAY" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Texas shall not be regarded as a Business Day.

            "CAPITAL ACCOUNT" means the capital account maintained for a Partner pursuant to Section 4.4.

            "CAPITAL CONTRIBUTION" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to the Conveyance Agreement or Sections 4.1 or 4.2.

            "CARRYING VALUE" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property, and
      (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.4(d)(i) and 4.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Partnership Policy Committee.

            "CERTIFICATE OF LIMITED PARTNERSHIP" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.3, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

            "CLOSING DATE" means the first date on which Common Units are sold by Northern Plains and Pan Border to the Underwriters pursuant to the provisions of the Underwriting Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

            "COMMON UNIT" has the meaning assigned to such term in the MLP Agreement.

            "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the
      Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

            "CONVEYANCE AGREEMENT" has the meaning assigned to such term in the MLP Agreement.

            "CREDIT AGREEMENT" means the Credit Agreement dated as of October 1, 1993, among the Partnership, as Borrower, Northern Plains, Pan Border and Northwest Border, as Lenders, and NB Services Corporation, as agent for the Lenders.

            "CURATIVE ALLOCATION" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(ix).

            "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

            "DEPARTING PARTNER" means a General Partner with respect to which an Event of Withdrawal of the type described in Section 12.1 has occurred.

            "ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

            "ENRON" means Enron Corp. , a Delaware corporation.

            "EVENT OF WITHDRAWAL" HAS the meaning assigned to such term in
      Section 12.1(a).

            "GENERAL PARTNERS" means Northern Plains, Pan Border and Northwest Border, as the initial general partners of the Partnership, and any Person or Persons that either (i) acquires the general partner interest of such Person in the Partnership pursuant to and in accordance with the terms of
      Section 10.2 or (ii) is approved as a successor General Partner pursuant to Section 12.1 or 12.2 and, in either case, is admitted to the Partnership as a general partner in accordance with the terms of Section 11.3.

            "GENERAL PARTNER PERCENTAGE INTEREST" means (a) as to Northern Plains and its permitted successors and assigns, 0.50505%, (b) as to Pan Border and its permitted successors and assigns, 0.32828%, and (c) as to Northwest Border and its permitted successors and assigns, 0.17677%.

            "INDEMNITEE" means any General Partner, any member of the Partnership Policy Committee, any representative of the Partnership on the NBP Management Committee, any

      Departing Partner, any Person who is or was an Affiliate of any General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of any General Partner, the Partnership or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of any General Partner, the Partnership Policy Committee or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

            "INDEMNITY AGREEMENT" means the Indemnity Agreement dated as of September 23, 1993 among Northern Plains, Pan Border and Northwest Border.

            "INITIAL LIMITED PARTNERS "means Northern Plains, Pan Border and Northwest Border, upon being admitted to the Partnership as limited partners in accordance with Section 11.1.

            "INITIAL SUBSTITUTED LIMITED PARTNER" means the MLP, upon being admitted to the Partnership as a limited partner in accordance with
      Section 11.1.

            "LIMITED PARTNER" means the Organizational Limited Partner, each Initial Limited Partner, the Initial Substituted Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 12.3.

            "LIQUIDATION DATE" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 13.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

            "LIQUIDATOR" means the Partnership Policy Committee or other Person approved pursuant to Section 13.3 who performs the functions described therein.

            "MERGER AGREEMENT" has the meaning assigned to such term in Section 15.1.

            "MLP" means Northern Border Partners, L.P. , a Delaware limited partnership.

            "MLP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., as it may be amended, supplemented or restated from time to time.

            "NBPL CAPITAL PROJECT" means any project considered by the NBP Management Committee that would require capital contributions to be made by the Partnership to Northern Border Pipeline, including, without limitation, any projects providing for the expansion or extension of the pipeline system owned by Northern Border Pipeline on the Closing Date.

            "NBPL MANAGEMENT COMMITTEE" means the management committee responsible for management of the business and affairs of Northern Border Pipeline pursuant to the terms of the Northern Border Pipeline Partnership Agreement.

            "NET AGREED VALUE" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.4(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

            "NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

            "NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.4(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

            "NET TERMINATION GAIN" means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through Northern Border Pipeline) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section
      4.4 (b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

            "NET TERMINATION LOSS" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through Northern Border Pipeline) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section
      4.4 (b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

            "NONRECOURSE BUILT-IN GAIN" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2
      (b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

            "NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

            "NONRECOURSE LIABILITY" has the meaning set forth in Treasury Regulation Section 1.752-1 (a) (2).

            "NORTHERN BORDER PIPELINE" means Northern Border Pipeline Company, a Texas general partnership among Northern Plains, Pan Border, Northwest Border, TransCanada Border Pipeline Ltd., a Nevada corporation, and TransCan Northern Ltd., a Delaware corporation.

            "NORTHERN BORDER PIPELINE PARTNERSHIP AGREEMENT" means that certain General Partnership Agreement of Northern Border Pipeline Company dated effective as of March 9, 1978, among Northern Plains, Pan Border, Northwest Border, TransCanada Border PipeLine Ltd. and TransCan Northern Ltd., as amended and supplemented.

            "NORTHERN PLAINS" means Northern Plains Natural Gas Company, a Delaware corporation.

            "NORTHWEST BORDER" means Northwest Border Pipeline Company, a Delaware corporation.

            "OPINION OF COUNSEL" means a written opinion of counsel (who may be regular counsel to any of the General Partners, their Affiliates or the Partnership) acceptable to the Partnership Policy Committee.

            "ORGANIZATIONAL LIMITED PARTNER" means Northwest Border, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement, it being recognized that Northern Plains was such organizational limited partner at the time of the original Agreement of Limited Partnership of Northern Border Intermediate Limited Partnership but previously has transferred its rights in such capacity to Northwest Border.

            "PAN BORDER" means Pan Border Gas Company, a Delaware corporation.

            "PANHANDLE" means Panhandle Eastern Corporation, a Delaware corporation.

            "PARTNER NONRECOURSE DEBT" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

            "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Treasury Regulation Section 1.704-2(1)(2).

            "PARTNER NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

            "PARTNERS" means the General Partners and the Limited Partners.

            "PARTNERSHIP" means the limited partnership heretofore formed and continued pursuant to this Agreement.

            "PARTNERSHIP INTEREST" means the interest of a Partner in the Partnership.

            "PARTNERSHIP MINIMUM GAIN" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

            "PARTNERSHIP POLICY COMMITTEE" has the meaning assigned to such term in Section 6.1.

            "PERCENTAGE INTEREST" means, as of the date of determination, (a) as to a General Partner, its General Partner Percentage Interest, (b) as to a Limited Partner, 98.9899% multiplied by a fraction equal to the portion of the Partnership Interests of all Limited Partners represented by the Partnership Interests of such Limited Partner.

            "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

            "RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

            "REGISTRATION STATEMENT" means the Registration Statement on Form S-1 (Registration No. 33-66158), as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

            "REQUIRED ALLOCATIONS" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) Section 5.1(b)(i) or (b) Sections 5.1(d)(i)-(vi) and (viii), such allocations (or limitations thereon) being directly or indirectly required by the Treasury regulations promulgated under Section 704(b) of the Code.

            "RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)
      (A), respectively, to eliminate Book-Tax Disparities.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

            "SPECIAL APPROVAL" means approval by the Audit Committee.

            "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

            "SURVIVING BUSINESS ENTITY" has the meaning assigned to such term in
      Section 15.2(b).

            "UNDERWRITER" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

            "Underwriting Agreement" means the Underwriting Agreement dated September 23, 1993, among the Underwriters, the Partnership, Northern Plains, Pan Border, the MLP, Panhandle, and Enron providing for the purchase of Common Units by such Underwriters.

            "UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.4(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4(d) as of such date).

            "UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.4(d)).

            "WILLIAMS" means The Williams Companies, Inc., a Delaware corporation.

            "WITHDRAWAL OPINION OF COUNSEL" has the meaning assigned to such term in Section 12.1(b).

                                  ARTICLE III
                                    PURPOSE

      3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership shall be (a) to serve as a general partner in Northern Border Pipeline and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a general partner in Northern Border Pipeline pursuant to the Northern Border Pipeline Partnership Agreement or otherwise, (b) to engage directly in, or to enter into or form any corporation, limited liability company, partnership, joint venture or other arrangement to engage indirectly in, any business activity that is approved by unanimous vote of the Partnership Policy Committee and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (c) to do anything necessary or appropriate to the foregoing, including, without limitation, the making of capital contributions or loans to Northern Border Pipeline (including, without limitation, those contributions or loans that may be required in connection with its involvement in the activities referred to in clause (b) of this sentence). The Partnership Policy Committee has no obligation or duty to the Partnership or the Limited Partners

The Partnership Policy Committee has no obligation or duty to the Partnership or the Limited Partners to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

      3.2 POWERS. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.

                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

      4.1 CONTRIBUTIONS BY THE GENERAL PARTNERS. On the Closing Date, as set forth in the Conveyance Agreement, (i) Northern Plains shall contribute, transfer, assign and deliver to the Partnership, as a Capital Contribution, a general partner interest in Northern Border Pipeline representing a 35% Partner's Percentage (which term, for purposes of this Section 4.1, shall have the meaning assigned to it in the Northern Border Pipeline Partnership Agreement) in Northern Border Pipeline in exchange for a limited partner interest in the Partnership representing a 49.495% Percentage Interest in the Partnership and the continuation of its general partner interest in the Partnership in the amount of Northern Plains' General Partner Percentage Interest, (ii) Pan Border shall contribute, transfer, assign and deliver to the Partnership, as a Capital Contribution, a general partner interest in Northern Border Pipeline representing a 22.75% Partner's Percentage in Northern Border Pipeline in exchange for a limited partner interest in the Partnership representing a 32.1717% Percentage Interest in the Partnership and the continuation of its general partner interest in the Partnership in the amount of Pan Border's General Partner Percentage Interest, and (iii) Northwest Border shall contribute, transfer, assign and deliver to the Partnership, as a Capital Contribution, a general partner interest in Northern Border Pipeline representing a 12.25% Partner's Percentage in Northern Border Pipeline in exchange for a limited partner interest in the Partnership representing a 17.3232% Percentage Interest in the Partnership and the continuation of its general partner interest in the Partnership in the amount of Northwest Border's General Partner Percentage Interest.

      4.2 ADDITIONAL CAPITAL CONTRIBUTIONS. With the consent of the Partnership Policy Committee, a Limited Partner may, but shall not be obligated to, make additional Capital Contributions to the Partnership. Contemporaneously with the making of any such additional Capital Contributions by a Limited Partner, the General Partners shall be obligated to make additional Capital Contributions to the Partnership (in accordance with their relative General Partner Percentage Interests) such that the General Partners shall at all times, in the aggregate, have at least a 1.0101% interest in each item of Partnership income, gain, loss, deduction and credit. Except as set forth in the immediately preceding sentence, the General Partners shall not be obligated to make any additional Capital Contributions to the Partnership.

      4.3 NO PREEMPTIVE RIGHTS. Except as provided in Section 4.2, no Person shall have any preemptive, preferential or other similar right with respect to
(a) additional Capital Contributions; (b) issuance or sale of any class or series of Partnership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

      4.4 CAPITAL ACCOUNTS. (a) The Partnership shall maintain for each Partner owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation
Section 1.704-1 (b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.4(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1, and decreased by
(x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.4(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

      (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

            (i) Solely for purposes of this Section 4.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the Partnership Policy Committee based upon the provisions of the Northern Border Pipeline Partnership Agreement) of all property owned by Northern Border Pipeline.

            (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

            (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1 (b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

            (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

            (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property Upon an adjustment pursuant to Section 4.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Partnership Policy Committee may adopt.

            (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
      Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to
      Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

      (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Sections 13.3 and 13.4 and recontributed by such Partners in reconstitution of the Partnership. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 4.4. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.4(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.4.

      (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1 (b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the Partnership Policy Committee using such reasonable method of valuation as it may adopt; provided, however, the Partnership Policy Committee, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The Partnership Policy Committee shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

            (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of such Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized

      Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1 (c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 4.4(d)(i) or (B) in the case of a liquidating distribution pursuant to
      Section 14.3 or 14.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

      4.5 INTEREST. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

      4.6 NO WITHDRAWAL. No Partner shall be entitled to withdraw any part of his Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided in Section 4.2, Articles V, VII and XIII.

      4.7 LOANS FROM PARTNERS. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

      5.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

            (a) Net Income. After giving effect to the special allocations set forth in Section 5.1 (d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

                  (i) First, 100% to the General Partners in accordance with their relative General Partner Percentage Interests until the aggregate Net Income allocated to each General Partner pursuant to this Section 5.1 (a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such General Partner pursuant to Section 5.1(b)(ii) for all previous taxable years;

                  (ii) Second, the balance, if any, 100% to the General Partners and the Limited Partners in the same proportion as Net Losses were allocated pursuant to Section 5.1(b)(i) and thereafter in accordance with their respective Percentage Interests.

            (b) Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

                  (i) First, 100% to the General Partners and the Limited
            Partners in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

                  (ii) Second, the balance, if any, 100% to the General Partners in accordance with their relative General Partner Percentage Interests.

            (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of income gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Section 5.3 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to Section 13.3.

                  (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.4(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partners and the Limited Partners in the following manner (and the Adjusted Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                        (A) First, to each Partner having a deficit balance in
                  its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account; and

                        (B) Second, 100% to the General Partners and the Limited
                  Partners in accordance with their respective Percentage Interests.

                  (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.4(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

                        (A) First, 100% to the General Partners and the Limited
                  Partners in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

                        (B) Second, the balance, if any, 100% to the General
                  Partners, in accordance with their relative General Partner Percentage Interests.

            (d) Special Allocations. Notwithstanding any other provision of this
      Section 5.1, the following special allocations shall be made for such taxable period:

                  (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-(j)(2)(i), or any successor provision. For purposes of this Section 5.1 (d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1 (d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1 (d)(v) and 5.1(d)(vi)). This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d)(i)), except as provided in Treasury Regulation
            Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1 (d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1 (d), other than Section 5.1(d)(i) and other than an allocation pursuant to Sections 5.1 (d)(v) and 5.1(d)(vi), with respect to such taxable period. This Section 5.1 (d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (iii) Qualified Income Offset. In the event any Partner
            unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1 (b)(2)(ii)(d)(6), items of
            Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations promulgated under
            Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).

                  (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1 (d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(iv) were not in this Agreement.

                  (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Partnership Policy Committee determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Partnership Policy Committee is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                  (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation
            Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

                  (vii) Nonrecourse Liabilities. For purposes of Treasury
            Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of
            (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                 (viii) Code Section 754 Adjustments. To the extent an
            adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.

                  (ix)  Curative Allocation.

                        (A) Notwithstanding any other provision of this Section
                  5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 5.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the Partnership Policy Committee reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1 (d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Partnership Policy Committee reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                        (B) The Partnership Policy Committee shall have
                  reasonable discretion, with respect to each taxable period, to
                  (1) apply the provisions of Section 5.1 (d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1 (d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

      5.2 ALLOCATIONS FOR TAX PURPOSES. (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

      (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

            (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in
      Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

            (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and(B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

            (iii) Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

            (iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the Partnership Policy Committee in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

      (c) For the proper administration of the Partnership and for the preservation of uniformity of or any class or classes of Partnership Interests, the Partnership Policy Committee shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of any class or classes of Partnership Interests. The Partnership Policy Committee may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Partnership Interests or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

      (d) The Partnership Policy Committee in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n) and Treasury Regulation Section 1.167(c)-1(a)(6). If the Partnership Policy Committee determines that such reporting position cannot reasonably be taken, the Partnership Policy Committee may adopt a depreciation convention under which all purchasers acquiring Partnership Interests in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Partnership Policy Committee chooses not to utilize such aggregate method, the Partnership Policy Committee may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any class or classes of Partnership Interests that would not have a material adverse effect on the Limited Partners or the holders of any class or classes of Partnership Interests.

      (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

      (g) The Partnership Policy Committee may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partnership Interest as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

      5.3 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS. (a) Within 45 days following the end of each calendar quarter (or following the period from the Closing Date to December 31, 1993) an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article V by the Partnership to the Partners in accordance with their respective Percentage Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject.

      (b) Notwithstanding the definition of Available Cash contained herein, disbursements (including, without limitation, contributions to Northern Border Pipeline or disbursements on behalf of Northern Border Pipeline) made or reserves established after the end of any quarter shall be deemed to have been made or established, for purposes of determining Available Cash, within such quarter if the Partnership Policy Committee so determines. Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of, Sections 13.3 and 13.4.

                                   ARTICLE VI
                      MANAGEMENT AND OPERATION OF BUSINESS

      6.1 PARTNERSHIP POLICY COMMITTEE. (a) Purpose; Size; Chairman. As provided in Section 6.2 and subject to the terms of Section 6.13, the powers of the Partnership shall be exercised by or under authority of, and the business and affairs of the Partnership shall be managed by or under the direction of, a committee (the "PARTNERSHIP POLICY COMMITTEE") consisting of three persons, one of whom shall be appointed by each General Partner. Each member of the Partnership Policy Committee shall serve in such capacity until his successor or replacement shall have been appointed by the General Partner that originally appointed such member. The appointment of any such successor or replacement, which decision may be made in the sole discretion of the appointing General Partner from time to time, shall become effective upon the delivery by the appointing General Partner of written notice to each other General Partner. As of the date hereof, the General Partners have notified each other of their respective initial appointments to the Partnership Policy Committee. The Chairman of the Partnership Policy Committee shall be the appointee of Northern Plains, who shall preside at all meetings of the Partnership Policy Committee.

      (b) Voting; Quorum; Required Vote for Action. Unless otherwise required by law or the provisions hereof,

            (i) each member of the Partnership Policy Committee shall have a number of votes that corresponds to the General Partner Percentage Interest of the General Partner that appointed such member (if the general partner interest of a General Partner in the Partnership is purchased by another General Partner or General Partners pursuant to the applicable provisions of the MLP Agreement, the voting power of the Departing Partner shall be reallocated to the purchasing General Partner(s) based on the portion of the Departing Partner's General Partner Percentage Interest purchased by such General Partner(s));

            (ii) the presence at a meeting of members of the Partnership Policy Committee that in the aggregate represent a majority of the total number of votes held by all members of the Partnership Policy Committee shall constitute a quorum at any such meeting for the transaction of business; and

            (iii) the act of members of the Partnership Policy Committee that in the aggregate represent a majority of the total number of votes held by all members of the Partnership Policy Committee shall be deemed to constitute the act of the Partnership Policy Committee. In the event of a 50-50 split in voting with respect to any matter before the Partnership Policy Committee, any member of the Partnership Policy Committee shall have the right, exercisable by delivery of written notice to the other members of the Partnership Policy Committee within 30 days after such vote, to cause such matter to be submitted to binding arbitration in accordance with the following procedures:

                  (A) The members of the Partnership Policy Committee shall, within 15 Business Days following the receipt by each non-submitting member of the notice referred to above, attempt to agree upon an independent expert qualified to decide on the particular matter with respect to which a 50-50 split in voting has occurred (the expert so selected being herein referred to as the "ARBITRATOR"); provided, however, that if such agreement cannot be reached within such period, the member(s) of the Partnership Policy Committee voting affirmatively on such matter shall select a qualified independent expert within 15 days thereafter, the member(s) of the Partnership Policy Committee voting against such matter shall select a qualified independent expert within 15 days thereafter, and the two experts so selected shall, within ten days following the selection of the latter of the two, select a third qualified independent expert, and the three experts so selected shall constitute the Arbitrator;

                  (B) The Arbitrator shall promptly gather all materials,
            information, testimony and evidence it deems relevant to the particular matter before it (and each member of the Partnership Policy Committee and the General Partner appointing such member agrees to provide any such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third party confidentiality agreement or subject to an attorney- client or other privilege);

                  (C) The sole consideration of the Arbitrator in determining its decision with respect to any matter submitted to it shall be the best interests of the Partnership;

                  (D) All decisions of the Arbitrator, including the final
            decision of the Arbitrator with respect to any matters submitted to it, shall be final and binding on the General Partners and their appointed members of the Partnership Policy Committee; if the Arbitrator consists of three experts as contemplated by clause (A) above, all decisions of such experts, including the final decision of such experts as the Arbitrator, shall be made by approval of a majority of such experts;

                  (E) The Arbitrator shall use all reasonable efforts to render its decision with respect to any matter submitted to it as soon as practicable, but in any event on or before the 30th Business Day following the date on which the identity of the Arbitrator is finally determined pursuant to clause (A) above;

                  (F) The costs and expenses of any such arbitration shall be borne by the Partnership; and

                  (G) To the extent not inconsistent with the terms of this
            Agreement, any such arbitration shall be conducted in Houston, Texas in accordance with the then current rules of the American Arbitration Association.

      (c) Meetings. Regular meetings of the Partnership Policy Committee shall be held at least once each calendar quarter on such date(s) and at such time(s) as may be determined by the Chair man of the Partnership Policy Committee. Written notice stating the place, day and hour of each regular meeting of the Partnership Policy Committee shall be delivered by the Chairman to every other member not less than 10 nor more than 60 days prior to the date of the meeting. Special meetings of the Partnership Policy Committee may be called by written request of any member of the Partnership Policy Committee. on at least 48 hours prior written notice to the other members (which notice may be personally delivered or sent by telecopy, with confirmation of receipt by return telecopy). Any such notice, or waiver thereof, need not state the purpose of such meeting. Attendance of a member at a meeting shall constitute a waiver of notice of such meeting, unless such member attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not properly called or convened. Unless otherwise agreed upon by all members, all meetings of the Partnership Policy Committee shall be held at the principal office of the Partnership.

      (d) Action Without a Meeting; Telephone Conference Meeting. Any action required or permitted to be taken at any meeting of the Partnership Policy Committee may be taken without a meeting, and without prior notice, if a consent or consents in writing, setting forth the action so taken, shall be signed by all members of the Partnership Policy Committee. Any such consent shall be filed with the minutes of proceedings of the Partnership Policy Committee and shall have the same force and effect as a unanimous vote at a meeting. Subject to the requirement for notice of such meetings, members of the Partnership Policy Committee may participate in a meeting of the Partnership Policy Committee by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not properly called or convened.

      (e) Designation; Powers. The Partnership Policy Committee may delegate to one or more Persons, or designate one or more committees, that shall have and may exercise such of the powers and authority of the Partnership Policy Committee with respect to the management of the business and affairs of the Partnership as may be provided in a written resolution of the Partnership Policy Committee. Pursuant to such authority and as set forth in the Administrative Services Agreement, the Partnership Policy Committee has delegated the performance of certain administrative services in connection with the day-to-day business and affairs of the Partnership to NBP Services Corporation, a Delaware corporation.

      (f) Substitution of Members. Each member of the Partnership Policy Committee may designate one or more persons to act as alternate members of the Partnership Policy Committee, who may replace such member at any meeting of the Partnership Policy Committee.

      6.2 MANAGEMENT. (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Partnership Policy Committee, and no General Partner or Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the Partnership Policy Committee under any other provision of this Agreement, the Partnership Policy Committee, subject to Section 6.4, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 6.4); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or Northern Border Pipeline, the lending of funds to other Persons (including, without limitation, Northern Border Pipeline), the repayment of obligations of the Partnership or Northern Border Pipeline and the making of capital contributions to Northern Border Pipeline; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partners or their assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (vi) the distribution of Partnership cash; (vii) the selection and dismissal of officers, employees and agents (including, without limitation, officers having titles such as "president," "chief executive officer," "vice president," "chief financial and accounting officer," "secretary" and "treasurer"), outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including, without limitation, the acquisition of interests in, and the contributions of property to, Northern Border Pipeline from time to time); (x) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;
(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law; and (xii) the undertaking of any action in connection with the Partnership's participation in Northern Border Pipeline as a general partner (including, without limitation, contributions or loans of funds by the Partnership to Northern Border Pipeline).

      (b) Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire Partnership Interests hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Conveyance Agreement, the Credit Agreement and the Administrative Services Agreement, and the engaging by any Affiliate of a General Partner in the transportation of natural gas and related activities, including, without limitation, the expansion of existing facilities owned or operated by such Affiliate, the acquisition of additional facilities or the construction of new facilities, even if such activities are in direct competition with the business and activities of the Partnership, the MLP or Northern Border

Pipeline; (ii) agrees that the Partnership Policy Committee (on its own or through any officer selected as the chief executive officer, chief financial and accounting officer, president or any vice-president of the Partnership pursuant to Section 6.2(a)(vii)) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire Partnership Interests; (iii) agrees that the execution, delivery or performance by the General Partners, the Partnership Policy Committee, the Partnership, or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement, or the engaging by any Affiliate of a General Partner in any of the activities specified in clause (i) above, even if such activities are in direct competition with the business and activities of the Partnership, the MLP or Northern Border Pipeline, shall not constitute a breach by the General Partners, the members of the Partnership Policy Committee, any officers of the Partnership or any such Affiliate of any duty that such Persons may owe the Partnership, the General Partners, the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity; and (iv) agrees that each General Partner and its designated representative on the NBPL Management Committee shall not be in breach of any standard of care or duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation with respect to the voting of the Partnership's interest on the NBPL Management Committee if such designated representative acted in good faith and in a manner reasonably believed by such person to be in, or not inconsistent with, the best interests of the Partnership and the MLP.

      6.3 CERTIFICATE OF LIMITED PARTNERSHIP. The General Partners have caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act, and the Partnership Policy Committee shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Partnership Policy Committee in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Partnership Policy Committee in its sole discretion to be reasonable and necessary or appropriate, the Partnership Policy Committee shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.4(a), the Partnership Policy Committee shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

      6.4 RESTRICTIONS ON THE PARTNERSHIP POLICY COMMITTEE'S AUTHORITY. (a) The Partnership Policy Committee may not, without written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; or (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement.

      (b) Except as provided in Articles XIII and XV, the Partnership Policy Committee may not, without the prior approval of the Limited Partners, sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions; provided, however, that this provision shall not preclude or limit the Partnership Policy Committee's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

      (c) Unless approved by the Limited Partners, the Partnership Policy Committee shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; provided that this Section 6.4(c) shall not be construed to apply to amendments to this Agreement (which are governed by Article XIV) or mergers or consolidations of the Partnership with any Person (which are governed by Article XV) or of Northern Border Pipeline with any Person (which are governed by the provisions of the Northern Border Pipeline Company Partnership Agreement).

      (d) Each General Partner agrees that, at all times while serving as a general partner of the Partnership, it will not make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such dividend, distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

      6.5 REIMBURSEMENT OF THE GENERAL PARTNERS, THE MEMBERS OF THE PARTNERSHIP POLICY COMMITTEE AND THE PARTNERSHIP'S REPRESENTATIVES ON THE NBPL MANAGEMENT COMMITTEE. (a) Except as provided in this Section 6.5 and elsewhere in this Agreement, neither the General Partners, the members of the Partnership Policy Committee, nor the Partnership's representatives on the NBPL Management Committee shall be compensated for their services as general partners of the Partnership, members of the Partnership Policy Committee or representatives of the Partnership on the NBPL Management Committee, respectively.

      (b) Each of the General Partners, the members of the Partnership Policy Committee and representatives of the Partnership on the NBPL Management Committee shall be reimbursed on a monthly basis, or such other basis as the Partnership Policy Committee may determine in its reasonable discretion, for (i) all direct and indirect expenses such Person incurs or payments it makes on behalf of the Partnership (including, without limitation, amounts paid to any Person to perform services for the Partnership or for the General Partners or the Partnership Policy Committee in the discharge of their duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by such Person in connection with operating the Partnership's business (including, without limitation, expenses allocated to such Person by its Affiliates); provided, however, that
(A) NBP Services Corporation and its Affiliates, including Northern Plains, shall not be reimbursed hereunder for any amounts that are duplicative of amounts paid by the Partnership or the MLP to NBP Services Corporation pursuant to the Administrative Services Agreement, (B) Northern Plains shall not be reimbursed for any amounts that are duplicative of amounts paid to it by Northern Border Pipeline pursuant to that certain Operating Agreement dated February 28, 1980, as amended, by and between Northern Plains and Northern Border Pipeline and (C) nothing herein shall be construed to grant to any of the General Partners the power or authority to operate the Partnership's business (it being understood that the business and affairs of the Partnership shall be managed by or under the direction of the Partnership Policy Committee). The Partnership Policy Committee shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the Partnership Policy Committee in its sole discretion. Reimbursements pursuant to this Section 6.5 shall be in addition to any reimbursement to such Persons as a result of indemnification pursuant to Section 6.8.

      6.6 OUTSIDE ACTIVITIES. (a) After the Closing Date, each General Partner, for so long as it is a general partner of the Partnership, (i) agrees that its sole business will be to act as a general partner of the Partnership and the MLP and to undertake activities that are ancillary or related thereto (including being a limited partner in the MLP) and to take such other action and conduct such other activities permitted to be taken or conducted by a general partner of Northern Border Pipeline pursuant to the terms of the Northern Border Pipeline Partnership Agreement (including, in the case of Northern Plains, acting as operator of Northern Border Pipeline's pipeline system), and (ii) shall not enter into or conduct any business or incur any debts or liabilities except (A) in connection with or incidental to (Y) its performance of the activities required or authorized by the MLP Agreement or this Agreement or described in or contemplated by the Registration Statement and (Z) the acquisition, ownership or disposition of partnership interests in the Partnership and the MLP (except that, notwithstanding the foregoing, employees of each General Partner may perform services for Affiliates of such General Partner) and (B) any business, debts or liabilities permitted of a general partner of Northern Border Pipeline pursuant to the terms of the Northern Border Pipeline Partnership Agreement.

      (b) Except as described or provided for in the MLP Agreement, the Registration Statement or Section 6.6(a), no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the MLP Agreement, the Northern Border Pipeline Partnership Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership, the MLP or Northern Border Pipeline or anticipated to be engaged in by the Partnership, the MLP, Northern Border Pipeline or otherwise, including, without limitation, in the case of any Affiliates of the General Partners, those businesses and activities described in or contemplated by Section 6.2(b)(i) and by the Registration Statement. Without limitation of and subject to the foregoing, each Indemnitee (other than a General Partner) shall have the right to engage in businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, in the case of any Affiliates of the General Partners, business interests and activities of the type described in Section 6.2(b)(i), and none of the same shall constitute a breach of this Agreement, the MLP Agreement or any duty to the Partnership, the MLP or any Partners. Neither the Partnership, the MLP, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the MLP Agreement, the Northern Border Pipeline Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee (subject, in the case of a General Partner, to compliance with Section 6.6(a)), and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the MLP, Northern Border Pipeline, any Limited Partner or any other Person.

      (c) Without limitation of Sections 6.6(a) and 6.6(b), and notwithstanding anything to the contrary in this Agreement, the competitive activities of any Indemnitees are hereby approved by all Partners, and it shall not be deemed to be a breach of the fiduciary duties of the General Partners and the members of the Partnership Policy Committee for such Persons to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Partnership, if such activities are permitted by this Agreement or the MLP Agreement.

      6.7 LOANS TO AND FROM THE GENERAL PARTNERS; CONTRACTS WITH AFFILIATES. (a)
(i) Each General Partner or any Affiliate thereof may lend to the Partnership, and the Partnership may borrow, funds needed or desired by the Partnership for such periods of time as the Partnership Policy Committee may determine and (ii) each General Partner or any Affiliate thereof may borrow from the Partnership, and the Partnership may lend to such General Partner or such Affiliate, excess funds of the Partnership for such periods of time and in such amounts as the Partnership Policy Committee may determine; provided, however, that (A) in either such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party (without reference to the lending party's financial abilities or guarantees) by unrelated lenders on comparable loans and
(B) the requirements of this Section 6.7 shall be deemed to be satisfied as to the Credit Agreement. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this
Section 6.7(a) and Section 6.7(b), the term "Partnership" shall include any Affiliate of the Partnership that is controlled by the Partnership.

      (b) The Partnership may lend or contribute to the MLP, and the MLP may borrow, funds on terms and conditions established in the sole discretion of the Partnership Policy Committee; provided, however, that the Partnership may not charge the MLP interest at a rate greater than the rate that would be charged to the MLP (without reference to the financial abilities or guarantees of the General Partners), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Partnership Policy Committee in its sole discretion and shall not create any right or benefit in favor of the MLP or any other Person.

      (c) The Partnership Policy Committee may permit the Partnership to enter into one or more agreements, in addition to the Administrative Services Agreement, with one or more of the General Partners and their Affiliates to render services to the Partnership or to the Partnership Policy Committee in the discharge of its duties to the Partnership. Any services rendered to the Partnership by a General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.7(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.5 shall apply to the rendering of services described in this Section 6.7(c).

      (d) The Partnership Policy Committee may cause the Partnership to transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

      (e) Neither the General Partners nor any of their Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.7(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Section 4.1, the Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement,
(ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

      (f) The General Partners and their Affiliates will have no obligation to permit the Partnership, the MLP or Northern Border Pipeline to use any facilities or assets of the General Partners and their Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partners or their Affiliates to enter into such contracts.

      (g) Without limitation of Sections 6.7(a) through 6.7(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

      6.8 INDEMNIFICATION. (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each General Partner, the members of the Partnership Policy Committee, the representatives of the Partnership on the NBPL Management Committee, any Departing Partner, any Person who is or was an officer or director of the Partnership, a General Partner or any Departing Partner and all other Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) a General Partner, a member of the Partnership Policy Committee, a representative of the Partnership on the NBPL Management Committee, a Departing Partner or any of their Affiliates, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, a General Partner, any Departing Partner or any of their Affiliates or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, provided, that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.8 shall be available to the General Partners with respect to their obligations incurred pursuant to the Indemnity Agreement, the Underwriting Agreement or the Conveyance Agreement (other than obligations incurred by the General Partners on behalf of the Partnership or the
MLP). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.8 shall be made only out of the assets of the Partnership, it being agreed that the General Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

      (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.8(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.8.

      (c) The indemnification provided by this Section 6.8 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) a General Partner, a member of the Partnership Policy Committee, a representative of the Partnership on the NBPL Management Committee, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, a General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, and as to actions in any other capacity (including, without limitation, any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (d) The Partnership may purchase and maintain (or reimburse the General Partners or their Affiliates for the cost of) insurance, on behalf of the General Partners, the members of the Partnership Policy Committee, the representatives of the Partnership on the NBPL Management Committee and such other Persons as the Partnership Policy Committee shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 6.8, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.8(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

      (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (h) The provisions of this Section 6.8 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (i) No amendment, modification or repeal of this Section 6.8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      6.9 LIABILITY OF INDEMNITEES. (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

      (b) Subject to its obligations and duties as set forth in Section 6.2, the Partnership Policy Committee may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partners and the Partnership Policy Committee shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Partnership Policy Committee in good faith.

      (c) Any amendment, modification or repeal of this Section 6.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the members of the Partnership Policy Committee, the

Partnership's representatives on the NBPL Management Committee and the General Partners and their directors, officers and employees under this Section 6.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      6.10 RESOLUTION OF CONFLICTS OF INTEREST. (a) Unless otherwise expressly provided in this Agreement or the MLP Agreement, whenever a potential conflict of interest exists or arises between a General Partner or any of its Affiliates or the member of the Partnership Policy Committee or representative of the Partnership on the NBPL Management Committee designated by it, on the one hand, and the Partnership, the MLP or any Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the MLP Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. Each General Partner, Partnership Policy Committee member or representative of the Partnership on the NBPL Management Committee shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). A General Partner, Partnership Policy Committee member or representative of the Partnership on the NBPL Management Committee may also adopt a resolution or course of action that has not received Special Approval. Each General Partner, Partnership Policy Committee member or representative of the Partnership on the NBPL Management Committee (and the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as such General Partner, Partnership Policy Committee member or representative of the Partnership on the NBPL Management Committee (and, if applicable, the Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require a General Partner, Partnership Policy Committee member or representative of the Partnership on the NBPL Management Committee (or the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by a General Partner, Partnership Policy Committee member or representative of the Partnership on the NBPL Management Committee, the resolution, action or terms so made, taken or provided by such General Partner, Partnership Policy Committee member or representative of the Partnership on the NBPL Management Committee with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

      (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Partnership Policy Committee, or a General Partner or any of its Affiliates, is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the Partnership Policy Committee, such General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the MLP or any Limited Partner, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or
(iii) in "good faith" or under another express standard, the Partnership Policy Committee, such General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the MLP Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the Partnership Policy Committee, a General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of the members of the Partnership Policy Committee or a General Partner to the Partnership or the Limited Partners. The Partnership Policy Committee and the General Partners shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the MLP or the approval thereof by the Partnership Policy Committee shall be deemed to constitute a breach of any duty of the Partnership Policy Committee or a General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable a General Partner of the MLP to receive or increase the amount of Incentive Distributions (as such term is defined in the MLP Agreement) or (B) hasten the conversion of Subordinated Units (as such term is defined in the MLP Agreement) into Common Units.

      (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

      6.11 OTHER MATTERS CONCERNING THE GENERAL PARTNERS AND THE PARTNERSHIP POLICY COMMITTEE, (a) The General Partners and the Partnership Policy Committee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      (b) The General Partners and the Partnership Policy Committee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that the General Partners and the Partnership Policy Committee reasonably believe to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      (c) The Partnership Policy Committee shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized officers of the Partnership or the General Partners and their duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Partnership Policy Committee in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Partnership Policy Committee hereunder.

      (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the

General Partners and the members of the Partnership Policy Committee to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by the General Partners or the members of the Partnership Policy Committee, as applicable, to be in, or not inconsistent with, the best interests of the Partnership.

      6.12 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partners, one or more of their Affiliates or one or more nominees, as the Partnership Policy Committee may determine. Each General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of such General Partner or one or more of its Affiliates or one or more nominees shall be held by such General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that such General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which such General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of such General Partner or as soon thereafter as practicable, such General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

      6.13 SPECIAL PROVISIONS REGARDING PARTNERSHIP'S INTEREST IN NORTHERN BORDER PIPELINE. (a) Subject to the terms of the Northern Border Pipeline Partnership Agreement and for so long as the Partnership owns an interest in Northern Border Pipeline, each General Partner shall have the right to designate one representative of the Partnership on the NBPL Management Committee. Each such designated representative shall serve in such capacity until his successor or replacement shall have been appointed by the General Partner that originally appointed such member. The appointment of any such successor or replacement, which decision may be made in the sole discretion of the appointing General Partner from time to time, shall become effective upon the delivery by the appointing General Partner of written notice to each other General Partner. Each General Partner hereby designates as its initial representative on the NBPL Management Committee the individual designated by it to serve on the Partnership Policy Committee. Each General Partner may designate one or more persons to act as alternate representatives of the Partnership on the NBPL Management Committee, who may replace such representatives at any meeting of the NBPL Management Committee.

      (b) The voting power of the Partnership's representatives on the NBPL Management Committee shall be allocated among the Partnership's representatives on such committee in accordance with the relative General Partner Percentage Interests of the General Partners. Each representative of the Partnership on the NBPL Management Committee shall be entitled to vote its allocated portion of the Partnership's voting power on the NBPL Management Committee independent of the decision of the other representatives of the Partnership with respect to their allocated percentage of such voting power; provided, however, that each such representative shall be required to obtain the approval of the Limited Partners prior to voting its allocated portion of the Partnership's voting power on the NBPL Management Committee in favor of (A) the sale, exchange or other disposition of all or substantially all of Northern Border Pipeline's assets in a single transaction or in a series of related transactions or (B) the liquidation or merger, consolidation or other combination of Northern Border Pipeline with or into another entity.

      (c) Subject to the terms of the Northern Border Pipeline Partnership Agreement and regardless of whether one or more of the Partnership's representatives on the NBPL Management Committee vote for or against a NBPL Capital Project that is approved by the requisite vote of the NBPL Management Committee (including any such NBPL Capital Project that is approved following an arbitration proceeding as provided for under the Northern Border Pipeline Partnership Agreement), the Partnership Policy Committee shall cause the Partnership to participate in such NBPL Capital Project to the full extent of its interest in Norther Border Pipeline and to fund its pro rata share of any capital contributions required to be made by the Partnership as a general partner of Northern Border Pipeline in respect thereof.

      6.14 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Partnership Policy Committee and any officer of the Partnership authorized by the Partnership Policy Committee to act on behalf and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Partnership Policy Committee or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Partnership Policy Committee or any such officer in connection with any such dealing. In no event shall any Person dealing with the Partnership Policy Committee or any such officer be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Partnership Policy Committee or any such officer. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Partnership Policy Committee or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      7.1 LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

      7.2 MANAGEMENT OF BUSINESS. No Limited Partner (other than the General Partners, any of their Affiliates or any officer, director, employee, partner, agent or trustee of the Partnership, General Partners or any of their Affiliates, in its capacity as such, if such Person shall also be a Limited Partner) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the Partnership Policy Committee, the General Partners, any of their Affiliates or any officer, director, employee, partner, agent or trustee of the Partnership, the General Partners or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

      7.3 RETURN OF CAPITAL. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. No Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

      7.4 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

            (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

            (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

            (iii) to have furnished to him, upon notification to the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

            (iv) to have furnished to him, upon notification to the Partnership, a copy of this Agreement, the Administrative Services Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

            (v) to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

            (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

      (b) Notwithstanding any other provision of this Agreement, the Partnership Policy Committee may keep confidential from the Limited Partners, for such period of time as the Partnership Policy Committee deems reasonable, any information that the Partnership Policy Committee reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Partnership Policy Committee in good faith believes is not in the best interests of the Partnership or Northern Border Pipeline or could damage the Partnership or Northern Border Pipeline or that the Partnership or Northern Border Pipeline is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates of the General Partners the primary purpose of which is to circumvent the obligations set forth in this Section 7.4).

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      8.1 RECORDS AND ACCOUNTING. The Partnership Policy Committee shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard disks, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

      8.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE IX
                                   TAX MATTERS

      9.1 PREPARATION OF TAX RETURNS. The Partnership Policy Committee shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year of the Partnership, the tax information reasonably required by the Partners for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

      9.2 TAX ELECTIONS. Except as otherwise provided herein, the Partnership Policy Committee shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the Partnership Policy Committee shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The Partnership Policy Committee shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Partnership Policy Committee's determination in its sole discretion that such revocation is in the best interests of the Limited Partners.

      9.3 TAX CONTROVERSIES. Subject to the provisions hereof, Northern Plains is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Partnership Policy Committee and to do or refrain from doing any or all things reasonably required by the Partnership Policy Committee to conduct such proceedings.

      9.4 ORGANIZATIONAL EXPENSES. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

      9.5 WITHHOLDING. Notwithstanding any other provision of this Agreement, the Partnership Policy Committee is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section
5.3 in the amount of such withholding from such Partner.

      9.6 OPINIONS OF COUNSEL. Notwithstanding any other provision of this Agreement, if the Partnership or Northern Border Pipeline is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership or Northern Border Pipeline to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                    ARTICLE X
                              TRANSFER OF INTERESTS

      10.1 TRANSFER. (a) The term "TRANSFER," when used in this Article X with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner disposes of its Partnership Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

      (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article X shall be null and void.

      (c) Nothing contained in this Article X shall be construed to prevent a disposition by the parent entity of a General Partner of all of the issued and outstanding capital stock of such General Partner.

      10.2 TRANSFER OF A GENERAL PARTNER'S PARTNERSHIP INTEREST. If a general partner of the MLP transfers its partnership interest as a general partner therein to any Person in accordance with the provisions of the MLP Agreement, the corresponding General Partner of the Partnership shall contemporaneously therewith transfer its Partnership Interest as a general partner of the Partnership to such Person, and the Limited Partners hereby expressly consent to such transfer. Except as set forth in the immediately preceding sentence, a General Partner may not transfer all or any part of its Partnership Interest as a general partner in the Partnership.

      10.3 TRANSFER OF THE LIMITED PARTNER'S PARTNERSHIP INTEREST. If a Limited Partner merges, consolidates or otherwise combines into any other Person or transfers all or substantially all of its assets to another Person, such Person may become a Substituted Limited Partner pursuant to Article XI. Except for the transfers by the Initial Limited Partners of their Partnership Interests as limited partners in the Partnership to the Initial Substituted Limited Partner (as provided in the Conveyance Agreement) and except as set forth in the immediately preceding sentence, a Limited Partner may not transfer all or any part of its Partnership Interest as a limited partner or withdraw from the Partnership.

                                   ARTICLE XI
                              ADMISSION OF PARTNERS

      11.1 ADMISSION OF INITIAL LIMITED PARTNERS AND INITIAL SUBSTITUTED LIMITED PARTNER. Upon the making by Northern Plains, Pan Border and Northwest Border of the Capital Contributions described in Section 4.1 and the issuance by the Partnership to such Persons of the Partnership Interests described in Section
4.1 as being issued to such Persons, the Partnership Policy Committee shall be deemed to have admitted such Persons to the Partnership as Initial Limited Partners in respect of such Partnership Interests. Upon the transfer by such Initial Limited Partners of such Partnership Interests to the Initial Substituted limited Partner as provided in the Conveyance Agreement, the Partnership Policy Committee shall be deemed to have admitted the Initial Substituted Limited Partner to the Partnership as a Limited Partner in respect of such Partnership Interests.

      11.2 ADMISSION OF SUBSTITUTED LIMITED PARTNER. Any Person that is the successor in interest to a Limited Partner as described in Section 10.3 (other than the Initial Substituted Limited Partner, whose admission to the Partnership shall be governed by the terms of Section 11.1) shall be admitted to the Partnership as a limited partner upon (a) furnishing to the Partnership Policy Committee (i) acceptance in form satisfactory to the Partnership Policy Committee of all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required to effect its admission as a limited partner in the Partnership and (b) obtaining the consent of the Partnership Policy Committee, which consent may be withheld or granted in the sole discretion of the Partnership Policy Committee. Such Person shall be admitted to the Partnership as a limited partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

      11.3 ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor General Partner approved pursuant to Section 12.1 or 12.2 or the transferee of or successor to all of a General Partner's Partnership Interest as a general partner in the Partnership pursuant to Section 10.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 12.3, be admitted to the Partnership as a General Partner, effective immediately prior to the withdrawal or removal of such General Partner pursuant to Section
12.1 or 12.2 or the transfer of a General Partner's Partnership Interest as a general partner in the Partnership pursuant to Section 10.2. Any such successor, together with any remaining General Partners, shall, subject to the terms hereof, carry on the business of the Partnership without dissolution. In each case, the admission of such successor General Partner to the Partnership shall be subject to the execution by such successor General Partner of an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect such admission.

      11.4 ADMISSION OF ADDITIONAL LIMITED PARTNERS. (a) A Person (other than a General Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Partnership Policy Committee (i) evidence of acceptance in form satisfactory to the Partnership Policy Committee of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4, and (ii) such other documents or instruments as may be required in the discretion of the Partnership Policy Committee to effect such Person's admission as an Additional Limited Partner.

      (b) Notwithstanding anything to the contrary in this Section 11.4, no Person shall be admitted as an Additional Limited Partner without the consent of the Partnership Policy Committee, which consent may be given or withheld in the Partnership Policy Committee's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Partnership Policy Committee to such admission.

      11.5 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP. To effect the admission to the Partnership of any Partner, the Partnership Policy Committee shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

                                   ARTICLE XII
                        WITHDRAWAL OR REMOVAL OF PARTNERS

      12.1 WITHDRAWAL OF A GENERAL PARTNER. (a) A General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "EVENT OF WITHDRAWAL");

            (i) a General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

            (ii) a General Partner transfers all of its rights as General Partner pursuant to Section 10.2;

            (iii) a General Partner is removed pursuant to Section 12.2;

            (iv) such General Partner, in its capacity as a general partner of the MLP, withdraws from or is removed as a general partner of the MLP;

            (v) a General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 12.1(a)(v); or(E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties;

            (vi) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that a General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against a General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

            (vii) a certificate of dissolution or its equivalent is filed for a General Partner, or 90 days expire after the date of notice to a General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in Section 12.1 (a)(v), (vi) or (vii) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 12.1 shall result in the withdrawal of a General Partner from the Partnership.

      (b) Withdrawal of a General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:

            (i) at any time during the period beginning on the Closing Date and ending at 12:00 Midnight, Central Standard Time, on December 31, 2003, a General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, provided, that prior to the effective date of such withdrawal the withdrawal is approved by the Limited Partners and such General Partner delivers to the Partnership an Opinion of Counsel ("WITHDRAWAL OPINION OF COUNSEL") that such withdrawal (following the purchase by one or more of the remaining General Partners of the Combined Interest (as such term is defined in the MLP Agreement) of such Departing Partner pursuant to Section 11.7(b) of the MLP Agreement or the selection of a successor General Partner, as applicable) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or Northern Border Pipeline to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes;

            (ii) at any time after 12:00 Midnight, Central Standard Time, on December 31, 2003, a General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or

            (iii) at any time that a General Partner ceases to be a General Partner pursuant to Section 12.1(a)(ii).

If a General Partner gives a notice of withdrawal pursuant to Section 12.1(a)(i) or an Event of Withdrawal of the type described in Sections 12.1(a)(v)-(vii) occurs, and in any such case one or more of the remaining General Partners do not elect to purchase the Combined Interest of such Departing Partner pursuant to Section 11.7(b) of the MLP Agreement, the Limited Partners may, prior to the effective date of such withdrawal, elect a successor General Partner; provided, however, that such successor shall be the same person, if any, that is elected pursuant to Section 13.1 of the MLP Agreement as the successor to such General Partner in its capacity as a general partner of the MLP. If, prior to the effective date of a General Partner's withdrawal, one or more of the remaining General Partners have not elected to purchase the Combined Interest of such Departing Partner pursuant to Section 11.7(b) of the MLP Agreement and a successor is not selected by the Limited Partners as provided herein, or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 13.1. Any successor General Partner elected in accordance with the terms of this Section 12.1 shall be subject to the provisions of Section 11.3.

      12.2 REMOVAL OF A GENERAL PARTNER. A General Partner shall be removed if such General Partner is removed as a general partner of the MLP pursuant to
Section 13.2 of the MLP Agreement. Such removal shall be effective concurrently with the effectiveness of the removal of such General Partner as a general partner of the MLP pursuant to the terms of the MLP Agreement. If a successor General Partner is elected in connection with the removal of such General Partner as a general partner of the MLP, such successor General Partner shall, upon admission pursuant to Article XI, automatically become a successor General Partner of the Partnership. The admission of any such successor General Partner to the Partnership shall be subject to the provisions of Section 11.3.

      12.3 INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER. The Partnership Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 12.1 or 12.2 shall (unless it is otherwise required to be converted into Common Units pursuant to Section 13.3(b) of the MLP Agreement) be purchased by the successor to the Departing Partner for cash in the manner specified in the MLP Agreement. Such purchase (or conversion into Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as a General Partner.

      12.4 REIMBURSEMENT OF DEPARTING PARTNER. A Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to
Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

      12.5 WITHDRAWAL OF THE LIMITED PARTNER. Without the prior consent of the Partnership Policy Committee, which may be granted or withheld in its sole discretion, the Limited Partner shall not have the right to withdraw from the Partnership.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

      13.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of the Initial Limited Partners, the Initial Substituted Limited Partner, Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of a General Partner, if one or more of the remaining General Partners agrees to purchase the Combined Interest of such Departing Partner pursuant to Section 11.7 of the MLP Agreement, or if a Person becomes a successor General Partner pursuant to Section 12.1 or 12.2, the Partnership shall not be dissolved and the remaining General Partners and/or such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 13.2) its affairs should be wound up, upon:

            (a) the expiration of its term as provided in Section 1.5;

            (b) an Event of Withdrawal of a General Partner as provided in
      Section 12.1 (a) (other than Section 12.1(a)(ii)), unless (i) one or more of the remaining General Partners agrees to purchase the Combined Interest of such Departing Partner pursuant to Section 11.7(b) of the MLP Agreement or (ii) a Person becomes a successor General Partner and an Opinion of Counsel is received as provided in Section 12.1(b) or 12.2 and such successor is admitted to the Partnership pursuant to Section 11.3;

            (c) an election by the Partnership Policy Committee to dissolve the Partnership that is approved by the Limited Partners;

            (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

            (e) the sale of all or substantially all of the assets and properties of the Partnership; or

            (f) the dissolution of the MLP.

      13.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of a General Partner as provided in Section 12.1
(a)(i) or (iii) and the failure to occur of either (i) the purchase by one or more of the remaining General Partners of such Departing Partner's Combined Interest pursuant to Section 11.7(b) of the MLP Agreement or (ii) the selection of a successor to such Departing Partner pursuant to Section 12.1 or 12.2, then within 90 days thereafter or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 12.1 (a) (v), (vi) or
(vii) and the failure to occur of either (i) the purchase by one or more of the remaining General Partners of such Departing Partner's Combined Interest pursuant to Section 11.7(b) of the MLP Agreement or (ii) the selection of a successor to such Departing Partner pursuant to Section 12.1 or 12.2, then within 180 days thereafter, the Limited Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partners the remaining General Partners (if they desire to continue in such capacity) and/or a Person approved by the Limited Partners. In addition, upon dissolution of the Partnership pursuant to Section 13.1(f), if the MLP is reconstituted pursuant to Section 14.2 of the MLP Agreement, the Limited Partners may, within 180 days after such event of dissolution, elect to reconstitute the Partnership in accordance with the immediately preceding sentence. Upon any such election by the Limited Partners, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIII;

            (ii) if one or more of the successor General Partners is not a former General Partner, or if one or more of the remaining General Partners does not desire to continue as a General Partner, then the interest of such former General Partner and/or such remaining General Partners shall be purchased by the successor General Partner(s) or converted into Common Units as provided in the MLP Agreement; and

            (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the remaining General Partner(s) and such successor General Partner may for this purpose exercise the powers of attorney granted the members of the Partnership Policy Committee pursuant to
      Section 1.4; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor Northern Border Pipeline would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

      13.3 LIQUIDATION. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 13.2, the Partnership Policy Committee or its designee, or if it fails to act, a liquidator or liquidating committee approved by the Limited Partners, shall be the Liquidator. The Liquidator (if other than the Partnership Policy Committee or its designee) shall be entitled to receive such compensation for its services as may be approved by the Limited Partners. The Liquidator shall agree not to resign at any time without 15 days' prior notice and (if other than the Partnership Policy Committee or its designee) may be removed at any time, with or without cause, by notice of removal approved by the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Partnership Policy Committee and the General Partners under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.4(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

            (a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

            (b) to all Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with the date of such occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)); and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

      13.4 DISTRIBUTIONS IN KIND. (a) Notwithstanding the provisions of Section 13.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      (b) In accordance with Section 704(c)(1)(B) of the Code, in the case of any deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code, to the maximum extent possible consistent with the priorities of Section 13.3, the Partnership Policy Committee shall have sole discretion to treat the deemed distribution of Partnership assets to Partners as occurring in a manner that will not cause a shift of the Book-Tax Disparity attributable to a Partnership asset existing immediately prior to the deemed distribution to another asset upon the deemed contribution of assets to the reconstituted Partnership, including, without limitation, deeming the distribution of any Partnership assets to be made either to the Partner who contributed such assets or to the transferee of such Partner.

      13.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership cash and property as provided in Sections 13.3 and 13.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

      13.6 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

      13.7 RETURN OF CAPITAL. The General Partners shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

      13.8 NO CAPITAL ACCOUNT RESTORATION. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

      13.9 WAIVER OF PARTITION. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XIV
                       AMENDMENT OF PARTNERSHIP AGREEMENT

      14.1 AMENDMENT TO BE ADOPTED SOLELY BY PARTNERSHIP POLICY COMMITTEE. Each Limited Partner agrees that the Partnership Policy Committee (pursuant to its powers of attorney from the Limited Partners), without the approval of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

            (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

            (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

            (c) a change that, in the sole discretion of the Partnership Policy Committee, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the Partnership Policy Committee to ensure that neither the Partnership nor Northern Border Pipeline will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

            (d) a change (i) that, in the sole discretion of the Partnership Policy Committee, does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act), compliance with any of which the Partnership Policy Committee determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners or
      (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

            (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partners or their directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

            (f) any amendment expressly permitted in this Agreement to be made by the Partnership Policy Committee acting alone;

            (g) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 15.3; or

            (h) any other amendments substantially similar to the foregoing.

      14.2 AMENDMENT PROCEDURES. Except with respect to amendments of the type described in Section 14.1, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Partnership Policy Committee. Each such proposal shall contain the text of the proposed amendment. A proposed amendment shall be effective upon its approval by the Limited Partners.

                                   ARTICLE XV
                                     MERGER

      15.1 AUTHORITY. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("MERGER AGREEMENT") in accordance with this Article.

        15.2 PROCEDURE FOR MERGER OR CONSOLIDATION. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the Partnership Policy Committee. If the Partnership Policy Committee shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the Partnership Policy Committee shall approve the Merger Agreement, which shall set forth:

            (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

            (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "SURVIVING BUSINESS ENTITY");

            (c) The terms and conditions of the proposed merger or consolidation;

            (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interest are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

            (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 15.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

            (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Partnership Policy Committee.

      15.3 APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION. (a) The Partnership Policy Committee of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to the Limited Partners for their approval.

      (b) The Merger Agreement shall be approved upon receiving the approval of the Limited Partners.

      (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 15.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

      15.4 CERTIFICATE OF MERGER. Upon the required approval by the Partnership Policy Committee and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

      15.5 EFFECT OF MERGER. (a) At the effective time of the certificate of merger:

            (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

            (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

      (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                   ARTICLE XVI
                               GENERAL PROVISIONS

      16.1 ADDRESSES AND NOTICES. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to such Partner at the address of such Partner as shown on the records of the Partnership. Any notice to the Partnership or the Partnership Policy Committee shall be deemed given if received by the Chairman of the Partnership Policy Committee at the principal office of the Partnership designated pursuant to Section 1.3. The General Partners and the Partnership Policy Committee may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

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

      16.2 REFERENCES. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      16.3 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      16.4 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      16.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      16.6 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      16.7 CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      16.8 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      16.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

      16.10 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      16.11 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       GENERAL PARTNERS:

                                            NORTHERN PLAINS NATURAL GAS COMPANY

                                            By: /s/ Larry L. DeRoin
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                            NORTHWEST BORDER PIPELINE COMPANY

                                            By: /s/ G.L. Best
                                                -------------------
                                            Name: G.L. Best
                                            Title: Vice Pres.

                                            PAN BORDER GAS COMPANY

                                            By: /s/ J.D. Thomas
                                                -------------------
                                            Name: J.D. Thomas
                                            Title: Treasurer

                                       INITIAL LIMITED PARTNERS:

                                            NORTHERN PLAINS NATURAL GAS COMPANY

                                            By: /s/ Larry L. DeRoin
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                            NORTHWEST BORDER PIPELINE COMPANY

                                            By: /s/ G.L. Best
                                                --------------------------------
                                            Name: G.L. Best
                                            Title: Vice Pres.

                                            PAN BORDER GAS COMPANY

                                            By: /s/ J. D. Thomas
                                                --------------------------------
                                            Name: J. D. Thomas
                                            Title: Treasurer

                                       ORGANIZATIONAL LIMITED PARTNER:

                                            NORTHWEST BORDER PIPELINE COMPANY

                                            By: /s/ G. L. Best
                                                --------------------------------
                                            Name: G. L. Best
                                            Title: Vice President

                                       INITIAL SUBSTITUTED LIMITED PARTNER:

                                            NORTHERN BORDER PARTNERS, L.P.

                                            By: /s/ Larry L. DeRoin
                                                --------------------------------
                                            Larry L. DeRoin
                                            Chief Executive Officer